SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 19, 2002

MERIDIAN MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-05958	52-0898764

(Commission File Number)	(I.R.S.Employer Identification No.)

10240 Old Columbia Road, Columbia, Maryland   21046

(Address of principal executive offices)                       (Zip Code)

Registrant’s telephone number, including area code:	(443) 259-7800

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On October 19, 2002, the Registrant, Meridian Medical Technologies, Inc., a Delaware corporation (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with King Pharmaceuticals, Inc. (“King”), and Merlin 2002 Acquisition Corp., a wholly-owned subsidiary of King (“Merger Sub”).

     Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”). The Company will survive the Merger as a wholly-owned subsidiary of King. At the effective time of the Merger, each outstanding share of the Company’s common stock, other than treasury shares and shares held by King or Merger Sub, will be converted into the right to receive $44.50 in cash, for a total of approximately $247 million for all outstanding common stock and common stock equivalents.

     Consummation of the transaction is subject to a number of conditions, including the approval of the Company’s stockholders.

     The foregoing description of the Merger is qualified in its entirety by reference to the terms of the Merger Agreement, which is filed as Exhibit 2 hereto and is incorporated herein by reference.

     An October 21, 2002 joint press release issued by the Company and King with respect to the transactions described herein was included in a filing made by the Company pursuant to Rule 14a-12 promulgated under the Securities Exchange Act of 1934 on October 21, 2002.

     Each of this Report on Form 8-K and the press releases contain forward-looking statements about the proposed Merger within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on assumptions which the Company, as of the date of this release, believes to be reasonable and appropriate. The Company cautions, however, that actual facts and conditions may exist in the future that could vary materially from the assumed facts and conditions upon which such forward-looking statements are based. These facts or conditions include, without limitation, that the transaction will not close on the anticipated closing date or will not close at all, the Company’s stockholders will not approve the Merger, and the Company will not receive the requisite regulatory approvals.

     The Company does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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Item 7. Financial Statements and Exhibits

The following exhibits are filed herewith:

Exhibit Number Referred
to in Item 601 of
Regulation S-K

2	Agreement and Plan of Merger, dated as of October 19, 2002, by and among Meridian Medical Technologies, Inc., King Pharmaceuticals, Inc. and Merlin 2002 Acquisition Corp. filed herewith.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN MEDICAL TECHNOLOGIES, INC.

Date: October 21, 2002	By:	/s/ Dennis P. O’Brien

Dennis P. O’Brien, Vice President of Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.
2	Agreement and Plan of Merger, dated as of October 19, 2002, by and among Meridian Medical Technologies, Inc., King Pharmaceuticals, Inc. and Merlin 2002 Acquisition Corp. filed herewith.